Exhibit 99.2

Solana Company (NASDAQ: HSDT) Releases Investor Update

NEWTOWN, Pa., Nov. 3, 2025 – Solana Company (NASDAQ: HSDT) (the “Company” or “HSDT”), a publicly listed digital asset treasury dedicated to acquiring and holding Solana (SOL), today announced the release of its latest corporate presentation (the “Investor Update”) and the election of Cosmo Jiang, General Partner at Pantera Capital, to the Board of Directors (the “Board”).

The Investor Update highlights Solana’s accelerating adoption across real-world asset tokenization, decentralized finance, and payments. The network now leads all Layer 1 blockchains in decentralized exchange (DEX) trading volume and asset issuance market share, with over 23 billion transactions year-to-date and 2.3 million active wallets. Stablecoin transaction volume on Solana has also reached record levels, supported by integrations with PayPal, Stripe and Western Union, while Solana’s stablecoin market cap currently sits at over $14.5B.

Solana Company continues to advance its mission to maximize SOL per share through ecosystem advocacy, disciplined accumulation, and active treasury management with institutional-grade staking. The Company remains one of the largest Solana-focused digital asset treasuries globally, operating with long-term alignment to the Solana ecosystem.

“Our strategy remains grounded in transparency, conviction, and disciplined execution,” said Cosmo Jiang, General Partner at Pantera Capital and Board Director at Solana Company. “I am honored to be elected to the Board and will work together with HSDT’s management to refine our focus on compounding SOL by holding and capturing sustainable on-chain yield in a secure, institutional framework.”

“Congratulations to Cosmo on his election to the Board. In a period of market adjustment, our strategic focus remains unwavering, as does our commitment to delivering value to our shareholders,” said Joseph Chee, Executive Chairman of Solana Company and Chairman of Summer Capital. “Adding Cosmo’s experience building successful DATs to our Board will boost our effort to make Solana Company the institutional-grade choice for access to SOL, the blockchain of choice for the future financial system.”

The full Investor Update can be viewed at: www.solanacompany.co/about

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws.  In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Forward-looking statements may include, among others, statements in relation to the Company’s future growth and operational progress, the Company’s compliance with Nasdaq requirements, expected enrollment, developments and future plans regarding regulatory entities, receipt of prescriptions and progress of commercialization of the PoNS device in the U.S., the impacts of the current global macroeconomic environment on the Company, product development activities, the safety and effectiveness of the Company’s product, the manufacturing plans for the Company’s product, sufficiency of cash and availability of funds and operating costs and the Company’s ability to continue as a going concern and future liquidity.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of SOL; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2025, and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Solana Company

Solana Company (NASDAQ: HSDT) is a leading neurotech company in the medical device field focused on neurologic deficits using orally applied technology platform that amplifies the brain’s ability to engage physiologic compensatory mechanisms and promote neuroplasticity, improving the lives of people dealing with neurologic diseases. It is also a listed digital asset treasury (“DAT”) dedicated to acquiring and holding Solana (SOL). Created in partnership with Pantera Capital and Summer Capital, Solana Company’s DAT objective is to maximize SOL per share through strategic use of capital markets and onchain opportunities, offering public market investors direct exposure to Solana’s secular growth.

For more information, please visit www.solanacompany.co or follow us on X (@Solana_Company).

Media Contacts:

Solana Companyir@solanacompany.co

Pantera Capital Management LPir@panteracapital.com

Summer Capital Limitedpr@summer-cap.com